Exhibit 99.1

VERITAS DGC INC. APPOINTS NEW DIRECTOR

Houston, Texas – June 2, 2004 – Veritas DGC Inc. (NYSE & TSE: VTS) today announced that David F. Work has been appointed to the Company’s Board of Directors.

From 2001 until October 2003, Mr. Work served as the chairman of Energy Virtual Partners, Inc., a private company engaged in the business of managing under-resourced oil and gas properties. For more than five years prior to his retirement from BP in October 2000, he served in various management capacities with Amoco, BP Amoco and BP, including North American vice president of BP. Mr. Work currently also serves as a director of Edge Petroleum Corporation and Crystatech Inc.

The appointment of Mr. Work brings the number of the Company’s directors to eight.  Mr. Work was also appointed to the Compensation Committee of the Board.

Veritas DGC Inc., headquartered in Houston, Texas, is a leading provider of integrated geophysical, geological and reservoir technologies to the petroleum industry worldwide.

For additional information regarding Veritas DGC Inc., please visit www.veritasdgc.com or contact:

        Mindy Ingle, Investor Relations, (832) 351-8821